                              Miles & Stockbridge,
                           a Professional Corporation
                                10 Light Street
                           Baltimore, Maryland 21202

                                                                    May 25, 1994

The Black & Decker Corporation
701 East Joppa Road
Towson, Maryland 21286

Ladies and Gentlemen:

  We have acted as counsel to The Black & Decker Corporation, a Maryland corporation (the "Corporation"), in connection with the filing of a Registration Statement on Form S-3 (the "Registration Statement") on the date hereof under the Securities Act of 1933, as amended (the "Act"), in respect of the Corporation's Debt Securities to be issued from time to time pursuant to Rule 415 under the Act. In this capacity we have reviewed the Charter and By-Laws of the Corporation, the form of Indenture to be entered into by and between the Corporation and Marine Midland Bank, as Trustee (as supplemented or modified by the Trust Indenture Act of 1939, collectively, the "Indenture"), the Registration Statement including the exhibits thereto, the corporate proceedings of the Corporation relating to the authorization of the issuance of the Debt Securities and such certificates and other documents as we deemed necessary or advisable for the purposes of this opinion.

  Members of our firm are admitted to the Bar in the State of Maryland. We express no opinion as to the laws of any state or jurisdiction other than, and our opinions expressed herein are limited to, the laws of the State of Maryland and the federal laws of the United States of America.

  Based on the foregoing, we are of the opinion that the Debt Securities, when duly authorized and executed in accordance with the terms of the resolutions adopted by the Board of Directors of the Corporation and the terms of the Indenture, authenticated by the Trustee in accordance with the terms of the Indenture, and issued and delivered against payment therefor, will be legally issued and will constitute valid and binding obligations of the Corporation entitled to the benefits of the Indenture.

  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Validity" in the Prospectus. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          Very truly yours,

                                          Miles & Stockbridge, a Professional
                                           Corporation


                                          By: GLENN C. CAMPBELL
                                              ---------------------------------
                                              Principal